Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL

JERRICK MEDIA HOLDINGS, INC.

Offer to Exchange
Common Stock for Warrants exercisable for Common Stock of Jerrick Media Holdings, Inc.

THE OFFER TO EXCHANGE AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON MAY 17, 2019 UNLESS THE OFFER TO EXCHANGE IS EXTENDED.

The undersigned acknowledges receipt of the offer to exchange statement dated April 15, 2019 (the “Offer to Exchange Statement”) of Jerrick Media Holdings, Inc., a Nevada corporation (the “Company”), for the offer to exchange shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) for any or all of the Company’s outstanding (i) warrants to purchase an aggregate of 12,532,515 Shares issued to certain investors from August 2018 to March 2019 with a five-year term and with an exercise price of $0.30, (ii) warrants to purchase an aggregate of 39,087,845 Shares issued to certain investors from August 2018 through September 2018 with a five-year term and with an exercise price of $0.30, and (iii) warrants to purchase an aggregate of 2,134,489 Shares that were issued to certain investors from October 2016 through February 2019 with a five-year term and with an exercise price of $0.30 (collectively, the “Warrants”) of the Company that are validly tendered and not properly withdrawn under the terms and subject to the conditions set forth in the Offer to Exchange Statement. All withdrawals of Warrants previously tendered in the Offer to Exchange (as defined in the Offer to Exchange Statement) must comply with the procedures described in the Offer to Exchange Statement under “Procedure for Tendering Warrants—Withdrawal Rights”.

The undersigned has identified in the table below the Warrants that it is withdrawing from the Offer to Exchange:

Description of Warrants Withdrawn

The undersigned elects to withdraw Warrants to purchase _______ shares of common stock

Date(s) such Warrants were tendered: ________________________

You may transmit this notice of withdrawal to the Company at the address listed below:

Jerrick Media Holdings, Inc.

2050 Center Avenue, Suite 640,

Fort Lee, NJ 07024.

Email:  chelsea@jerrick.media

Phone: (201) 258-3770

This notice of withdrawal must be signed below by the registered holder(s) of the Warrants tendered as their names appear on the certificate(s). If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Signature:

Name:

Capacity:

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security Number:

Date:

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be binding although Warrant holders are not foreclosed from challenging the Company’s determinations in a court of competent jurisdiction g. None of the Company, its officers or directors or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.